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                                                                   Exhibit 10.13

                                                                NATIONAL MANAGER

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

This Agreement made as of the ___day of July, 1998, by and between The Brickman Group, Ltd. ("Company") and ______________ ("Employee").

     WHEREAS,

     The Company has given the Employee the opportunity to make an equity investment in the Company (the "Equity Opportunity"); and

     Employee understands and agrees that he/she would not be entitled to receive the Equity Opportunity unless Employee had elected to enter into this Agreement; and

     Employee represents that the Equity Opportunity is more than adequate consideration for the promises made by Employee in this Agreement and intends that the Company shall rely upon that representation in making the Equity Opportunity available to Employee;

     NOW THEREFORE, in consideration of the respective agreements of the parties contained herein, and intending to be legally bound hereby, it is agreed as follows:

          1.  Confidential Information

              (a) During Employee's employment with the Company ("Employee's employment"), Employee will receive and have access to confidential or proprietary information about the Company ("Information") and its business, including but not limited to information about pricing, costs, profits, sales, marketing or business plans, budgets, forecasts, customer lists, customer requirements, internally developed methods of customer solicitation, facts relating to existing or prospective customers, arrangements with customers or suppliers, possible acquisitions or divestitures, markets or market extensions, personnel, know-how, processes, systems and procedures, methods of operation, equipment, development plans, operating manuals, and other data not available to the public, none of which is part of the general knowledge of the industry.

              (b) During Employee's employment and following termination of Employee's employment for any reason (including resignation by Employee or termination, with or without cause, by the Company), Employee will not disclose, use, or appropriate any Information for his/her own use or for the use of others, directly or indirectly, except as required in the performance of Employee's duties to the Company. Employee recognizes that any unauthorized disclosure, use, or appropriation of the Information would be highly prejudicial to the interests of the Company.

              (c) In the event that Employee's employment with the Company terminates for any reason (including resignation by Employee or termination, with or without cause, by the Company), Employee shall deliver to the Company, on or before Employee's last day of employment, all documentation, records and materials in any form (including without limitation, all computer files) that in any way contain, incorporate, embody or reflect any

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                                                                NATIONAL MANAGER

Information.

     2. No Business Diversion. Employee will not for a period of one year following the termination of Employee's employment with the Company for any reason (including resignation by Employee or termination, with or without cause, by Company), either directly or indirectly, contact, solicit, divert, call on, take away or do business with, or attempt to contact, solicit, divert, call on, take away or do business with, any past, present or prospective customer or supplier of the Company.

     3. No Employee Solicitation. During Employee's employment, and for a period of one year following the termination of Employee's employment with the Company for any reason (including resignation by Employee or termination, with or without cause, by the Company), Employee will not, directly or indirectly, solicit, employ, interfere with, attempt to entice away from the Company, or recommend for employment outside the Company, any individual who either (a) is employed by the Company at the time of such solicitation, employment, interference, or enticement or (b) has been so employed within 12 months prior to such solicitation, employment, interference or enticement.

     4.   Non-Competition

          (a) During Employee's employment, and for a period of one year following the termination of Employee's employment with the Company for any reason (including resignation by Employee or termination, with or without cause, by Company), Employee will not, directly or indirectly, own, manage, operate, join, control, receive compensation or benefits from, or participate in the ownership, management, operation, or control of, or be employed or be otherwise connected in any manner with, any business which directly or indirectly Competes (as defined in subparagraph 4(b)) with, in the Territory (as defined in subparagraph 4(c)), the business of the Company as conducted or planned to be conducted by the Company during Employee's employment.

          (b) "Competes" as used in this Agreement means engages in, or plans to engage in, the marketing or selling of any product or service of any person, other than the Company, which competes with a product or service of the Company (or a product or service which, to Employee's knowledge, was under development by the Company during Employee's employment).

          (c) "Territory" as used in this Agreement means the geographic area(s) contained within the United States of America.

     5. Affiliates. References in paragraphs 1-4 to the Company shall include the Company, its subsidiaries, divisions, and affiliates.

     6. Tolling. Employee agrees that in the event of a violation of any of the provisions of paragraphs 2-4, the period during which Employee is prohibited from committing the violation shall be extended by the length of time of the violation.

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                                                                NATIONAL MANAGER

     7.   Enforcement of Agreement

          (a) Employee acknowledges and agrees that the restrictions contained in this Agreement are necessary to protect the legitimate interests of the Company, and impose no undue hardship on Employee. Employee further acknowledges and agrees that the breach of any of the provisions of this Agreement will result in irreparable injury to the Company, for which there is no adequate remedy at law. Employee agrees that no alleged counterclaim, defense or offset he/she may claim shall affect or impair the Company's rights to injunctive relief under this Agreement.

          (b) Employee consents to the issuance of any restraining order or injunction which arises or results from, or relates to, directly or indirectly, any violation of this Agreement. Additionally, the Company may proceed at law to obtain such other relief as may be available. Employee agrees that, if the Company prevails (in whole or in part) in any suit or proceeding under this Agreement, Employee will pay the Company all of the Company's attorneys fees, costs and expenses incurred in connection with such suit or proceeding or the enforcement of Company's rights under this Agreement.

          (c) This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to conflict of law principles.

     8. Survival. This Agreement shall survive the termination of Employee's employment for any reason unless the parties expressly agree in writing to the contrary.

     9. Reading and Understanding Agreement. Employee acknowledges that Employee has carefully read this entire Agreement, understands it, and has had the opportunity to consult with an attorney of Employee's choice before signing this Agreement.

     10. No Contract of Employment. This Agreement does not constitute a contract of employment, nor does it impose on the Company any obligation to retain Employee in its employ. To the contrary, Employee is an employee-at-will.

     11. Reform of Agreement. No provision of this Agreement may be amended, modified, supplemented, or waived unless agreed to in writing and signed by a duly authorized officer of the Company and Employee. The failure to exercise, or delay in exercising, any right, power or remedy under this Agreement shall not impair or waive any right, power or remedy which the Company has under this Agreement.

     12. Severability or Reform by Court. In the event that any provision of this Agreement is deemed by a court to be broader than permitted by applicable law, then such provision shall be reformed so that it is enforceable to the fullest extent permitted by applicable law. If any provision of this Agreement shall be declared by a court to be invalid or unenforceable to any extent, the validity or enforceability of the remaining provisions of this Agreement shall not be affected.

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                                                                NATIONAL MANAGER


     13. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. The Company may assign this Agreement without the consent of Employee.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has executed this Agreement as of the day indicated below.

                                        EMPLOYEE


Dated:___________________               __________________________________

                                        Name:_____________________________


                                        THE BRICKMAN GROUP, LTD.




Dated:___________________               By:_______________________________

                                        Name:_____________________________

                                        Title:____________________________

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